Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Financial Corporation of our report dated March 15, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which report appears in First Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Indianapolis, Indiana

December 17, 2012